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                                  EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                          FIRST MCMINNVILLE CORPORATION

                                       AND

                                CHARLES C. JACOBS


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                                  EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 11th day of June, 1999, by and between FIRST MCMINNVILLE CORPORATION, a Tennessee corporation that is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, its successors and assigns ("Company"), and CHARLES C. JACOBS ("Jacobs"), an individual resident of McMinnville, Tennessee.

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Jacobs and Jacobs desires to be employed by and to serve the Company and the First National Bank of McMinnville ("Bank") in the capacities and for the term and compensation and upon the terms and conditions hereinafter set forth; and

         WHEREAS, Jacobs has been an employee of the Company and/or its subsidiary Bank for many years and currently serves as President and Chief Executive Officer of the Company and the Bank; and

         WHEREAS, as an incentive to Jacobs, and in order to promote continuity in management for the Company, the Company desires to formalize the relationship with Jacobs in order to assure itself of the continuity of management for itself and the Bank, and also to obtain from him the agreements contained herein;

         NOW, THEREFORE, in consideration of the premises and the terms and agreements hereof, the Company and Jacobs agree that:

         1. Employment of Jacobs. The Company hereby employs Jacobs and Jacobs hereby accepts employment with the Company and agrees to serve the Company and the Bank in the capacities, for the term and compensation, and upon and subject to the terms and conditions hereinafter set forth.

         2. Office and Duties of Jacobs; Place of Employment; Supervision.

            A. Jacobs shall serve the Company and the Bank as the President and Chief Executive Officer thereof; and, until a Change in Control (as defined herein) occurs, he may serve also as a member of the Board of Directors. The Company agrees that Jacobs shall not be required to serve in any other capacity without his prior written consent and that he shall not be required by the Company or the Bank to have or serve in a physical office location ("Office") of the Company or any Affiliate of the Company without his prior written consent unless such Office be within the City Limits of McMinnville, Tennessee. Jacobs shall report and be responsible to the Boards of Directors of the Company and the Bank.

            B. Jacobs shall be subject to the Company's employment, personnel, and all other policies as in effect on the date hereof and in effect from time to time; provided that no changes in such policies shall be deemed to alter or diminish Jacobs' rights hereunder.

         3. Compensation

            A. Subject to the provisions of this Agreement for resignation and for termination by the Company for default, material breach and/or cause,
Jacobs's salary ("Salary") and bonus ("Bonus"), if a Bonus is to be paid, shall be as provided in this Paragraph.

            (i) Salary. Jacobs' Salary shall be as determined by the Board of Directors from time to time. However, prior to a Change in Control (as herein defined), so long as the Bank's return on average assets is not less than one percent, such Salary shall not be lowered, and, after the commencement of a Change in Control, Jacobs' Salary shall not be lower than his annual Salary for the year in which any Change of Control Transaction commences. Jacobs' annual Salary shall be paid in equal increments not less frequently than monthly. Jacobs shall receive the Annual Salary


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      Adjustment. The Annual Salary Adjustment shall occur on January 1 of each year (or part of a year) during the term hereof (applicable to the remainder of such year and until the expiration or termination of this Agreement), commencing January 1st of the year in which any Change of Control is deemed to occur pursuant to this Agreement.

            (ii) Annual Salary Adjustment. Commencing with any Change in Control, Jacobs's Salary shall be increased annually by not less than an amount equal to a percentage equal to 100% of the amount reasonably determined by the Company to be the increase (if any) in the consumer price index for the preceding year. (For example, the Salary would be increased by 5% commencing on the first day of January next following a Change of Control if the increase in the consumer price index for the preceding year, as reasonably determined by the Company, were 5%; or 1% where such increase were reasonably determined to be 1%, etc.). There would be no increase (or decrease) in the event that such consumer price index were determined by the Company not to have increased (or to have declined).

            (iii) Bonus. Jacobs shall have the right to receive a Bonus as herein provided.

                  (a) Jacobs shall receive a Bonus for any year prior to a
            Change in Control equal to an amount, if any, determined by the Board of Directors.

                  (b) Jacobs shall receive a Bonus for any year in which a
            Change in Control occurs, and for each year thereafter, equal to the highest amount awarded by any Affiliate of the Company and/or the Bank to any officer of any Financial Institution owned or otherwise controlled, directly or indirectly, by such Affiliate or, if the company then controlling the Bank or the Company does not at any time own another Financial Institution other than the Bank, then the Bonus shall be equal to the highest bonus paid to any officer, director, or employee of such company or any Affiliate thereof, who acts in the capacity of a regional and/or multi-bank administrator.

For purposes of this Agreement, "Salary" and "Bonus" include all amounts paid by the Company and all (or any) of its subsidiaries (including the Bank) to Jacobs as salary and bonus during the term hereof.

            B. Expense Reimbursement. In addition to Salary and any Bonus, Jacobs shall be reimbursed for all actual, normal out-of-pocket expenses that he reasonably incurs in connection with his duties hereunder during the term hereof.

            C. Other Benefits. The Company shall provide to Jacobs, during his employment under this Agreement, such non-salary benefits as are provided from time to time to the senior management of the Company or the Bank, or any Affiliate thereof, such as medical and hospitalization insurance, disability insurance, retirement benefits, profit-sharing, life insurance, and comparable non-salary items. The Company shall make available for Jacobs's use an appropriate automobile.

            D. Board of Directors, Etc. Prior to any Change in Control, Jacobs shall serve on the Board. After a transaction that is calculated or designed to result in a Change in Control commences, Jacobs shall serve on any such Board or committee as to which he shall consent. Jacobs shall receive the same compensation as other Board members for serving on the Board.

            E. Professional Matters, Etc. The Company agrees to assist and support Jacobs in maintaining and extending his professional education and activities. In this regard, prior to the commencement of any Change in Control Transaction, the Company shall reimburse Jacobs for all reasonable travel, accommodations, and out-of-pocket expenses incurred in attending banking conventions and educational programs to the extent permitted by the Board of Directors. After a Change in Control commences, Jacobs shall be entitled to be reimbursed for attending (in his discretion) at least such conventions and educational programs (1) as was customary prior to the year in which a Change in Control is deemed to have commenced and (2) as the Board of Directors or its Chairman shall have approved in advance.

         4. Term, Expiration  and Termination.

            A. The term of this Agreement shall be the period beginning on the date first above written (the "Commencement Date") and expiring on December 31, 2003 ("Expiration Date") unless extended by the parties, except as provided below in this Paragraph 4.


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            B. Jacobs shall have the right to resign and to receive the
Termination Payment (as herein defined) based on any of the following:

            (i) The Company commits a material breach or violation of this Agreement, including a Company violation of Paragraph 4B(ii) hereof, which is not cured before the expiration of thirty (30) calendar days after written notice from Jacobs describing the facts and circumstances of the breach or violation in reasonable detail. Such notice shall be deemed a demand for cure of the breach or violation; and/or

            (ii) The Company persists, for a period of thirty (30) calendar days after written notice from Jacobs describing in reasonable detail the matter as to which he is complaining, in any attempt to require Jacobs to perform (or omit to perform) any act or engage (or omit to engage) in any conduct that would constitute unethical or illegal conduct or omission. Such notice shall be deemed a demand for the Company to cease any such attempt; and/or

            (iii) A Change in Control of the Company or the Bank occurs.

      If Jacobs resigns for any reason other those specified in this Paragraph 4B, Jacobs shall be entitled to be paid only for earned but unpaid Salary and unreimbursed expenses.

            C. The Company may terminate Jacobs's employment under this Agreement, subject to any applicable notice and cure provisions set forth below, only for "Cause." As used herein, "Cause" means:

            (i) Any one or more acts of theft, embezzlement, fraud or dishonesty;

            (ii) Any material uncured breach or violation of this Agreement, including a Jacobs violation of Paragraph 6B hereof;

            (iii) Any order issued by any federal banking agency requiring Jacobs' termination;

            (iv) Any willful, uncured failure by Jacobs to perform the duties described above in Paragraph 2; and/or

            (v) Any violation of the terms of Paragraph 6 hereof attributable to a deliberate and knowing act by Jacobs that was intended to harm, and did, harm the Company and/or the Bank in a materially demonstrable financial manner.

      Except for an occasion in which the Board, in its reasonable discretion believes that Jacobs' immediate removal is necessary for the protection of the Bank or the Company, the Company shall give Jacobs written notice of the violation or reason that it desires to terminate him and at least sixty (60) calendar days (exclusive of Federal and State holidays) to reasonably cure any violation or to address any other ground stated by the Board of Directors in its written notice. The Company's written notice shall describe the facts and circumstances of the alleged breach or violation in reasonable detail.

      Any notice from the Company to Jacobs concerning a "Cause" for removal shall be deemed a demand for cure of the asserted breach or violation. The Company may terminate Jacobs for the reasons specified in Subparagraph 4C(i) and 4C(iii) immediately upon sending Jacobs written notice describing the facts and circumstances of the breach or violation in reasonable detail, but without giving Jacobs the opportunity to cure such violation(s) or breach(es). If Jacobs is acquitted, not convicted, or otherwise prevails in respect of the charges described in Subparagraph 4C(i) or (iii), he shall be entitled to either (x) back pay and reinstatement or (y) back pay plus the Termination Payment, at his election.

      Jacobs shall be entitled to the Termination Payment, together with interest thereon at the judgment rate of interest, if the Company terminates Jacobs's employment for any reason other than those set forth in this Paragraph 4C. For the purposes of this Agreement, a Change in Control shall be deemed to have commenced not less than twelve (12) months prior to its actual consummation.

            D. In the event that Jacobs shall die or become substantially mentally disabled and/or otherwise unable to perform his then assigned duties before the Expiration Date, then the provisions of Paragraph 5 shall apply. As to the disability


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referred to in this Subparagraph 4D, the Company agrees that if, at the inception of the disability, it reasonably appears that the disability will persist for less than six (6) months, then such disability shall be disregarded for the purposes of this Subparagraph 4D unless, in fact, the disability persists for more than six (6) months.

         5.       Salary Continuation Agreement. [RESERVED.]

         6.       Noncompetition and Non-Disclosure Agreement.

         Jacobs acknowledges that the Company has advised him that a principal reason for its entry into this Agreement is to obtain non-competition and related agreements from him and that it would not enter into this Agreement without the provisions of this Paragraph and that the agreements herein contained are extremely material to the Company in entering into this Agreement. The provisions of this Paragraph shall survive the expiration or termination of this Agreement.

         A. Noncompetition Agreement. During the term of this Agreement, or for one (1) year following the good faith termination of Jacobs for valid Cause (or Jacobs's voluntary resignation other than for the reasons specified in Paragraph 4B hereof) pursuant to this Agreement, Jacobs shall be subject to the non-competition agreement set forth below.

         Jacobs' non-competition agreement is set forth in this paragraph:
Jacobs agrees that he will not engage or be involved in, directly or indirectly, any Competitor Business in any capacity whatsoever including, without limitation, as owner, lender, employee, officer, director, advisor, consultant, principal agent, trustee, member or any other capacity, or through the agency of any corporation, partnership, association, agent or agency. Further, Jacobs shall not, directly or indirectly, own nor lend money or guarantee borrowings for the purpose of owning more than One Percent (1%) of the outstanding capital stock or other investment in, or loan to, any Competitor Business. This non-competition agreement applies to all of the Primary Service Area but not elsewhere.

         This non-competition agreement shall be of no further force and effect if Jacobs resigns for any of the reasons described in Paragraph 4B or is Jacobs's employment is terminated by the Company other than for Cause and, if the basis is Subparagraph 4C(i) and/or 4C(iii), the dismissal is supported by a final judgment substantially adverse to Jacobs, by a final order of conviction, or by a debarment.

         B. Non-Disclosure Agreement. Jacobs shall never disclose, except pursuant to lawful order of a court of competent jurisdiction, or by an administrative agency having jurisdiction, material non-public information about the Company or the Bank. In the event that Jacobs is served with any notice, subpoena, or other court or administrative order (all of the above referred to herein as a "Court Order"), he shall immediately, if reasonably practicable, before making any disclosure covered by this Paragraph, provide a copy thereof to the Company in order to permit the Company and/or the Bank to object to such Court Order or to resist the enforcement thereof by lawful means (at the Bank's and/or the Company's expense). This provision shall be enforceable by the Company or the Bank. However, nothing in this Subparagraph shall be understood to limit Jacobs' ability to comply with any subpoena, or any court or administrative order, believed by him to be genuine.

         7. Other Material Terms.

         A. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

         B. Successors and Assigns; Assignment; Material Breach, Etc. All covenants and agreements set forth in this Agreement by or on behalf of the Company shall bind its successors and assigns, and all covenants and agreements set forth in this Agreement by or on behalf of Jacobs shall inure to the benefit of and be enforceable by the Company and its successors and assigns. Neither party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party, and such consent shall not be unreasonably withheld. Any assignment of rights or delegation of duties without an express, prior written consent will be of no force or effect.

         C. Injunctive Relief; Standing. Jacobs agrees and acknowledges that the Company's and the Bank's remedy of monetary damages will be insufficient to compensate and protect the interests of the Company and/or the Bank in the event of his


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violation of the noncompetition and/or non-disclosure provisions of this
Agreement. Accordingly, Jacobs agrees that the Company and/or the Bank which may have been injured or adversely affected (or threatened with injury or adverse effect) by his conduct shall be entitled to obtain injunctive relief to prevent violations of this Agreement. The Bank, if affected by Jacobs's alleged breach of this Agreement, shall have standing to seek injunctive, damages, and other appropriate relief. This provisions of this Subparagraph shall survive the expiration or termination of this Agreement.

         D. Judicial Elision, Revision. The provisions of this Agreement, including Paragraph 6, shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such agreement is operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to any conduct or activity restricted by this and other Paragraphs and the period of time during which such agreement is enforceable.

         E. Integrated Agreement; Amendment; Etc. This Agreement expresses the entire agreement between Jacobs and the Company with reference to the subject mater hereof. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid, unless in writing and duly executed by the party to be charged therewith, and the parties further agree that the provisions of this Paragraph 7E may not be waived except by express terms in a written instrument signed by both parties hereto.

         F. Notices, Etc. Any notice or communication hereunder must, in order to be effective, be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notice of communication shall be given to the parties hereto at their following addresses:

         If to the Company, to:  First McMinnville Corporation
                                      c/o The First National Bank of McMinnville
                                      200 East Main Street
                                      McMinnville, Tennessee  37110
                                      Attention: Chairman

         If to Jacobs, to:       Mr. Charles C. Jacobs
                                      3180 Vervilla Road
                                      McMinnville, Tennessee  37110

         Any party hereto may at any time, by giving ten (10) days written notice to the other party hereto, designate any other address in substitution of his or its respective address to which such notice or communication shall be given.

         In order for a notice described in Paragraph 4B or 4C to be effective, it must be sent in accordance with this Paragraph 7F and contain sufficient detail of the matter being described to allow a reasonable business person to understand such matter.

                  G. Indemnification. Each of the Company and Jacobs hereby agree to indemnify and hold the other harmless from and against any and all losses, claims, damages, or expenses including, but not limited to, attorneys fees and litigation expenses at all trial and appellate levels, arising from or growing out of the other party's breach or threatened breach of this Agreement. This provision shall survive the expiration or termination of this Agreement.

                  H. Certain Definitions and Intentions, Etc. As used herein the following terms shall be understood to have the meanings set forth below:

                  (i) "Affiliate" means any "affiliate" or "associate" of any person or entity as those terms are defined by the Securities Act of 1933 and/or the Securities Exchange Act of 1934, both as amended.

                  (ii) "Affiliated Person" means a person (or entity) who (or which) is, at the time of a solicitation (direct or indirect) by Jacobs or any Competitor Business, an employee, agent, officer, or director of, or other person or entity (such as a vendor, realtor, real estate developer, or mortgage loan investor), affiliated with the Company and/or any Company Affiliate(s).


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                  (iii) "Bank" means and includes The First National Bank of
         McMinnville and its successors and assigns.

                  (iv) "Change in Control" means (1) any "change in control" of the Company or the Bank as such term is defined on the date hereof in the Federal Change in Bank Control Act and any comparable laws, rules, and regulations currently in effect, and/or (2) any merger, reorganization, consolidation, substantial disposition of assets, liquidation or comparable transaction affecting the Bank, the Company, or any material Affiliate of either the Bank or the Company. The intent of the Change in Control provisions in this Agreement is to provide protection for Jacobs against changes in control and ownership, Jacobs having contracted herein to be employed principally by local Shareholders and Directors and having stated his desire to be protected against changes in control. For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred (1) on the first day of the calendar year in which either the Company's (and/or the Bank's) Board of Directors or the Company's (and/or the Bank's) Shareholder(s) approve the transaction resulting in or constituting a Change in Control (whichever is first to occur) and (2) as otherwise provided herein. In addition, a "Change in Control" shall be deemed to have occurred in the event that a Distribution Date occurs under the Shareholders Rights Agreement of the Company dated June 10, 1997, as the term "Distribution Date" is defined in such Shareholders Rights Agreement, or would have been deemed to have occurred but for an amendment or termination of such Shareholders Rights Agreement at some future time.

                  (v) "Company" means and includes First McMinnville Corporation and its successors and assigns and all and each of the Company's present and future subsidiaries (both direct and indirect), and its present and future affiliates, and the successors and assigns of each and all of these, so long as they are owned or in existence prior to any Change in Control.

                  (vi) "Competitor Business" means any person or entity which engages, or competes with the Company or any Company Affiliate, in any part of the Primary Service Area, in any aspect of the commercial banking business.

                  (vii) "Financial Institution" means any commercial bank or thrift institution the deposits of which are insured by the Bank or Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (or any successor thereto), and any company controlling or controlled by any such commercial bank or thrift institution.

                  (viii) "Primary Service Area" means Warren County, Tennessee, and any other city or township in which the Bank (prior to the commencement of any Change in Control) has a material branch.

                  (ix) "Termination Payment" means an amount equal to five times Jacobs' Compensation. As used in this subparagraph, "Compensation" means the sum of Jacobs' Salary and Bonus for the immediately preceding calendar year (or, if greater, the sum of Jacobs' Salary and Bonus for the then current calendar year). The Termination Payment shall be paid to Jacobs in cash, in a lump sum, within five calendar days of his written request therefor.

                  I. Captions. The captions set forth in this Agreement are for the convenience of the parties only and shall not affect the substantive meaning or interpretation of this Agreement.

                  J. Company Actions. The actions of the Company under this Agreement shall be as determined reasonably in the exercise of good faith by the Board of Directors.

                  K. Automatic Renewals. The expiration date of this Agreement, currently set as December 31, 2003, shall automatically extend for one year periods on each annual anniversary date hereof (i) unless the Board of Directors shall promptly deliver Jacobs a copy of its resolution revoking such automatic renewal on or before any such anniversary date or (ii) unless Jacobs shall notify the Board of Directors in writing on or before any such anniversary date that he is revoking such automatic renewal.

                  L. Mandatory Binding Arbitration. Any disputes under this Agreement shall not be litigated but, rather, shall be subject to mandatory binding arbitration in McMinnville, Tennessee before a panel of three neutral arbitrators chosen by the American Arbitration Association ("AAA"). At least one of the arbitrators shall be a licensed attorney in the State of Tennessee who has specialized in banking law for at least five years. The arbitrators shall be chosen, and the arbitration proceeding shall be held in accordance with, the commercial arbitration rules of the AAA in effect at the time of the dispute. The arbitrators are specifically authorized to award attorneys fees, costs, and expenses to the parties measured by their relative success


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(or failure) in respect of the disputes arbitrated. The arbitrators shall award only compensatory damages, plus any applicable interest at the judgment rate, and they are not authorized to award punitive damages.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in McMinnville, Tennessee as of the day and year first above written.


                                     EMPLOYER:
                                     FIRST MCMINNVILLE CORPORATION



                                     By: /s/ Robert W. Jones
                                         ---------------------------------------
                                              Robert W. Jones, Chairman

                                     EMPLOYEE:



                                     /s/ Charles C. Jacobs
                                     -------------------------------------------
                                              CHARLES C. JACOBS


CAROL A. LOCKE
-----------------------------------
             WITNESS

DAVID W. MARTTALA
-----------------------------------
            WITNESS